Exhibit 99.1

Banking Should Always Be This Easy.
News Release 3751 Grissom Parkway, Suite 100 Myrtle Beach, SC 29577 843.626.2265

Contact:	Walt Standish, President and Chief Executive Officer 843.916.7813 Gary Austin, Executive Vice President and Chief Financial Officer 843.916.7806
Beach First Announces First Quarter Results
Myrtle Beach, SC, April 29, 2009 — Beach First National Bancshares, Inc., parent of Beach First National Bank (NASDAQ: BFNB) has announced its first quarter 2009 results.
Walt Standish, president and chief executive officer, stated, “It was a difficult first quarter for Beach First as we continued to work through the challenges of the economic crisis which began about 18 months ago. The coastal South Carolina markets have been significantly hard hit by declining real estate values that have impacted our customers and in turn, our results. We have taken significant steps to improve our performance, continuing to increase the reserve for loan losses and implementing cost control measures.”
“During this time, I am pleased to report that Beach First continues to grow, gaining new customers who appreciate our community banking philosophy. Our mortgage lending division continues to grow as well, fueled by increased refinancing activity. As the summer tourist season draws near, we have seen a return to optimism in the markets we serve. There are good signs of an economic recovery ahead and I remain confident of our bank’s future.” Standish said.
For the quarter ended March 31, 2009, the company recorded a net loss of $4,958,314 or ($1.02) per diluted share. These results are directly attributed to the downturn in the economy, especially the impact of declining real estate values and their effects on the markets Beach First serves.
Additional Financial Data
•	Total deposits grew to $598.2 million, an increase of 21.4 percent from March 31, 2008.
•	Total loans grew to $576.0 million, a 6.9 percent increase over the March 31, 2008 figure.
•	The Company ended the first quarter of 2009 with a Tier 1 Capital to average assets ratio of 7.90% and with a Total Capital to risk weighted assets ratio of 11.50%.
•	The net interest margin was 2.13 percent for the quarter ended March 31, 2009, compared to 3.45 percent for the same period a year ago.
•	Book value per share stood at $9.27 per share at March 31, 2009, compared to $11.11 per share at March 31, 2008.
•	Beach First has not held and does not hold any Fannie Mae or Freddie Mac stock.
•	Beach First has not held and does not hold any subprime mortgages or any subprime mortgage backed securities.
(M O R E)

Beach First Announces First Quarter Results	P. 2
Beach First National Bank is a $717.7 million financial institution headquartered in Myrtle Beach, South Carolina. In addition to its multi-state mortgage lending division, Beach First operates seven banking locations in Myrtle Beach, Surfside Beach, North Myrtle Beach, Pawleys Island, and Hilton Head Island, South Carolina, and offers a full line of banking products and services including NetTeller internet banking. The company’s stock trades on the NASDAQ Global Market under the symbol BFNB and the website is beachfirst.com.
Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements include but are not limited to (1) statements regarding potential future economic recovery, (2) statements with respect to Beach First’s plans, objectives, expectations and intentions and other statements that are not historical facts, and (3) other statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions are subject to risks, uncertainties, and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved.
The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which the company will conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the company’s loan portfolio and allowance for loan losses; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in Beach First’s loan portfolio, which may result in increased credit risk-related losses and expenses; (4) changes in the U.S. legal and regulatory framework; (5) the risk that the preliminary financial information reported herein by Beach First and the current preliminary analysis of Beach First will be different when the Beach First review is finalized; and (6) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the company. Additional factors that could cause Beach First’s results to differ materially from those described in the forward-looking statements can be found in Beach First’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. Beach First does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Beach First National Bancshares, Inc. and Subsidiaries
Myrtle Beach, South Carolina
Consolidated Balance Sheets

	March 31,	March 31,	December 31,
	2009	2008	2008
	(unaudited)	(unaudited)	(audited)
Assets
Cash and due from banks	$7,256,323	$5,544,916	$4,830,112
Short-term investments	1,064,980	2,091,864	1,469,273
Federal funds sold	34,734,000		5,111,000
Investment securities	79,164,351	66,305,216	70,594,811

Portfolio loans, net of unearned income	547,301,998	531,546,872	551,156,821
Allowance for loan losses (ALL)	(9,709,438)	(7,519,960)	(8,642,651)

Portfolio loans, net of ALL	537,592,560	524,026,912	542,514,170

Mortgage loans held for sale	28,691,672	7,356,399	7,210,088
Federal Reserve Bank stock	1,014,000	984,000	1,014,000
Federal Home Loan Bank stock	3,660,600	3,545,100	3,545,100
Premises and equipment, net	15,347,804	16,188,434	15,624,792
Cash value of life insurance	3,707,591	3,582,672	3,674,106
Investment in BFNB Trusts	310,000	310,000	310,000
OREO and Repossessed Assets	4,118,000	1,545,647	3,111,741
Other assets	11,873,946	7,326,077	9,806,424

Total assets	$728,535,827	$638,807,237	$668,815,617

Liabilities and shareholders’ equity
Liabilities:
Deposits
Noninterest bearing deposits	$24,630,897	$35,925,681	$24,628,632
Interest bearing deposits	573,551,361	456,751,651	508,730,077

Total deposits	598,182,258	492,677,332	533,358,709

Advances from Federal Home Loan Bank	55,000,000	55,000,000	55,000,000
Federal funds purchased	—	14,327,200	—
Repurchase agreements and other borrowings	15,495,466	8,081,950	16,165,022
Junior subordinated debentures	10,310,000	10,310,000	10,310,000
Other liabilities	4,634,545	4,595,991	4,263,797

Total liabilities	683,622,269	584,992,473	619,097,528

Commitments and contingencies

Shareholders’ equity:
Common stock, $1 par value; 10,000,000 shares authorized; 4,845,018 issued and outstanding at March 31, 2009, March 31, 2008, and December 31, 2008	4,845,018	4,845,018	4,845,018
Paid-in capital	29,517,875	29,499,043	29,513,166
Retained earnings	9,916,994	19,467,137	14,875,309
Accumulated other comprehensive loss	633,671	3,566	484,596

Total shareholders’ equity	44,913,558	53,814,764	49,718,089

Total liabilities and shareholders’ equity	$728,535,827	$638,807,237	$668,815,617

Beach First National Bancshares, Inc. and Subsidiaries
Myrtle Beach, South Carolina
Consolidated Statements of Income

	For the three months		For the year
	ended		ended
	March 31,		December 31,
	2009	2008	2008
	(unaudited)	(unaudited)	(audited)
Interest income
Interest and fees on loans	$7,778,959	$10,159,454	$37,640,681
Investment securities	814,356	998,444	3,585,613
Fed funds sold and short term investments	7,262	71,602	117,346
Other	3,202	5,312	18,355

Total interest income	8,603,779	11,234,812	41,361,995

Interest expense
Deposits	4,367,102	5,088,607	18,650,819
Advances from the FHLB, federal funds purchased and other borrowings	652,727	751,453	2,920,770
Junior subordinated debentures	106,492	174,378	588,316

Total interest expense	5,126,321	6,014,438	22,159,905

Net interest income	3,477,458	5,220,374	19,202,090

Provision for loan losses	8,500,000	746,000	10,491,000

Net interest income after provision for possible loan losses	(5,022,542)	4,474,374	8,711,090

Noninterest income
Service fees on deposit accounts	54,445	154,044	315,141
Mortgage production related income	1,708,668	740,001	3,447,728
Merchant income	188,624	153,687	892,113
Gain on sale of investment securities	50,947	—	23,180
Income from cash value life insurance	34,549	33,527	140,997
Gain on sale of fixed asset	—	220	220
Gain (loss) on sale of OREO (and writedowns)	(203,200)	(390)	(773,909)
Other income	708,535	298,934	1,185,603

Total noninterest income	2,542,568	1,380,023	5,231,073

Noninterest expense
Salaries and wages	2,183,078	1,697,881	7,333,941
Employee benefits	414,991	401,208	1,744,719
Supplies and printing	26,208	52,267	204,474
Advertising and public relations	87,896	182,400	521,099
Professional fees	183,498	142,436	742,836
Depreciation and amortization	286,955	268,937	1,124,250
Occupancy	426,548	410,615	1,652,406
Data processing fees	202,549	186,300	1,045,600
Mortgage production related expenses	254,601	169,667	711,747
Merchant processing	157,269	157,677	798,061
Other operating expenses	931,378	809,364	3,801,571

Total noninterest expenses	5,154,971	4,478,752	19,680,704

Income (loss) before income taxes	(7,634,945)	1,375,645	(5,738,541)

Income tax expense (benefit)	(2,676,631)	491,932	(2,030,425)

Net income (loss)	$(4,958,314)	$883,713	$(3,708,116)

Basic net income (loss) per common share	$(1.02)	$0.18	$(0.77)

Diluted net income (loss) per common share	$(1.02)	$0.18	$(0.77)

Weighted average common shares outstanding
Basic	4,845,018	4,845,018	4,845,018

Diluted	4,845,018	4,925,485	4,845,018

Beach First National Bancshares, Inc. and Subsidiaries
Myrtle Beach, South Carolina
Summary Financial Data

	Three months	Three months	Full year
	March 31,	March 31,	December 31,
	2009	2008	2008
	(unaudited)	(unaudited)	(audited)
Net income	$(4,958,314)	$883,713	$(3,708,116)
Average assets	691,196,247	634,628,092	656,627,095
Average equity	49,297,861	53,201,254	53,400,775
Average loans	574,749,536	526,467,333	549,953,836
End of period loans	575,993,670	538,903,271	558,366,909
End of period portfolio loans	547,301,998	531,546,872	551,156,821

Return on average assets	(2.91)%	0.56%	(0.56)%
Return on average equity	(40.79)%	6.68%	(6.94)%

Allowance for loan losses	$9,709,438	$7,519,960	$8,642,651
Net charge-offs	7,433,213	161,656	8,783,965

Allowance for loan losses to total loans	1.69%	1.40%	1.55%
Allowance for loan losses to portfolio loans	1.77%	1.41%	1.57%

Net charge-offs to average total loans (annualized)	5.25%	0.12%	1.60%

Total nonperforming loans	30,309,580	5,119,312	19,968,441
Total other real estate owned and repossessed assets	4,118,000	1,545,647	3,111,741

Total nonperforming assets	34,427,580	6,664,959	23,080,182

Total nonperforming assets as a percent of total assets	4.73%	1.04%	3.45%
Nonperforming loans as a percent of total loans	5.26%	0.95%	3.58%

Allowance for loan losses to nonperforming loans (coverage)	32.03%	146.89%	43.28%

Interest rate spread	1.88%	2.97%	2.66%
Net interest margin	2.13%	3.45%	3.06%